As filed with the Securities and Exchange Commission on April 25, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ENVIVIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3353255
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Oyster Point Boulevard, Suite 325 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

2000 Stock Option Plan

Amended and Restated 2010 Stock Incentive Plan

Amended and Restated 2012 Stock Incentive Plan

(Full title of the plans)

Julien Signès President and Chief Executive Officer 400 Oyster Point Boulevard, Suite 325 South San Francisco, California 94080 (650) 243-2700 (Name, address and telephone number of agent for service)	Copy to: James J. Masetti, Esq. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001
-To be issued under the 2012 Stock Incentive Plan	1,070,174(2)	$9.00(3)	$9,631,566	$1,104
-Outstanding under the Amended and Restated 2010 Stock Incentive Plan	2,395,743	$1.45(4)	$3,473,828	$398
-Outstanding under the 2000 Stock Option Plan	245,574	$0.58(5)	$142,433	$17
Total			$13,247,827	$1,519

(1)	Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Shares of common stock reserved for issuance under the 2012 Stock Incentive Plan consist of (a) 200,000 shares of common stock reserved for future issuance under the 2012 Stock Incentive Plan and (b) 870,174 shares of common stock previously reserved but unissued under the Amended and Restated 2010 Stock Incentive Plan on the effective date of the 2012 Stock Incentive Plan that are now available for issuance under the 2012 Stock Incentive Plan. In addition, up to 3,500,000 shares subject to outstanding awards under the 2000 Stock Option Plan or Amended and Restated 2010 Stock Incentive Plan that are subsequently forfeited or terminated for any reason before being exercised will be made available for issuance under the 2012 Stock Incentive Plan.
(3)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $9.00, the initial public offering price set forth on the cover page of the Registrant’s prospectus dated April 24, 2012 relating to its initial public offering.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of $1.45 per share.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act on the basis of the weighted average exercise price of $0.58 per share.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Program Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Prospectus dated April 24, 2012 filed on April 25, 2012 pursuant to Rule 424(b) under the Securities Act (File No. 333-173529), which contains audited consolidated financial statements for the Registrant’s latest fiscal year for which such statements have been filed; and

(b) The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed on June 15, 2011 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such reports that are filed or deemed filed as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant’s Restated Certificate of Incorporation (Exhibit 3.1(b) to the Registrant’s Registration Statement on Form S-1 (File No. 333-173529) (the “Form S-1 Registration Statement”)) and the Registrant’s Amended and Restated Bylaws (Exhibit 3.2(b) to the Form S-1 Registration Statement) provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

The Registrant has entered into Indemnification Agreements (Exhibit 10.1 to the Form S-1 Registration Statement) with its officers and directors that will require the Registrant to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. The Registrant carries liability insurance for its directors and officers.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Form of Restated Certificate of Incorporation (previously filed on June 22, 2011 as Exhibit 3.1(b) to the Registrant’s Registration Statement on Form S-1 and incorporated by reference herein)

4.2	Form of Amended and Restated Bylaws of the Registrant (previously filed on June 3, 2011 as Exhibit 3.2(b) to the Registrant’s Registration Statement on Form S-1 and incorporated by reference herein)

4.3	Form of Common Stock Certificate (previously filed on June 22, 2012 as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 and incorporated by reference herein)

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Form S-8).

99.1	2012 Stock Incentive Plan and forms of agreements thereunder (previously filed on April 11, 2012 as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 and incorporated by reference herein)

99.2	Amended and Restated 2010 Stock Incentive Plan and forms of agreements thereunder (previously filed on May 17, 2011 as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 and incorporated by reference herein)

99.3	2000 Stock Option Plan (previously filed on April 15, 2011 as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 and incorporated by reference herein)

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in South San Francisco, State of California, on the 24th day of April, 2012.

ENVIVIO, INC.

By	/s/ Julien Signès
Julien Signès
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Julien Signès and Erik E. Miller and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Julien Signès Julien Signès	President, Chief Executive Officer (Principal Executive Officer) and Director	April 24, 2012

/s/ Erik E. Miller Erik E. Miller	Chief Financial Officer (Principal Financial and Accounting Officer)	April 24, 2012

/s/ Gianluca U. Rattazzi Gianluca U. Rattazzi	Chairman and Director	April 24, 2012

/s/ Kevin E. Dillon Kevin E. Dillon	Director	April 24, 2012

/s/ Corentin du Roy de Blicquy Corentin du Roy de Blicquy	Director	April 24, 2012

/s/ R. David Spreng R. David Spreng	Director	April 24, 2012

/s/ Clifford B. Meltzer Clifford B. Meltzer	Director	April 24, 2012

/s/ Marcel Gani Marcel Gani	Director	April 24, 2012

/s/ Terry D. Kramer Terry D. Kramer	Director	April 24, 2012

/s/ Edward Gilhuly Edward Gilhuly	Director	April 24, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Form of Restated Certificate of Incorporation (previously filed on June 22, 2011 as Exhibit 3.1(b) to the Registrant’s Registration Statement on Form S-1 and incorporated by reference herein)

4.2	Form of Amended and Restated Bylaws of the Registrant (previously filed on June 3, 2011 as Exhibit 3.2(b) to the Registrant’s Registration Statement on Form S-1 and incorporated by reference herein)

4.3	Form of Common Stock Certificate (previously filed on June 22, 2012 as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 and incorporated by reference herein)

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Form S-8).

99.1	2012 Stock Incentive Plan and forms of agreements thereunder (previously filed on April 11, 2012 as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 and incorporated by reference herein)

99.2	Amended and Restated 2010 Stock Incentive Plan and forms of agreements thereunder (previously filed on May 17, 2011 as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 and incorporated by reference herein)

99.3	2000 Stock Option Plan (previously filed on April 15, 2011 as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 and incorporated by reference herein)